Exhibit 10.1

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Loan and Security Agreement (this “Seventh Amendment”) made and entered into as of the 30th day of August, 2005, is by and among LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“LENDER”), having its principal place of business at 135 South LaSalle Street, Chicago, Illinois 60603-4105, and VITA FOOD PRODUCTS, INC., a Nevada corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 (“Vita Food”), VIRGINIA HONEY COMPANY, INC., a Virginia corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 (“Virginia Honey”), THE HALIFAX GROUP, INC., a Georgia corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 (“Halifax”), and VITA SPECIALTY FOODS, INC., a Delaware corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612  (“Specialty Foods”) (Vita Food, Virginia Honey, Halifax and Specialty Foods are individually a “Borrower” and collectively the “Borrowers”).

W I T N E S S E T H:

WHEREAS, prior hereto, Lender provided certain loans, extensions of credit and other financial accommodations (the “Financial Accommodations”) to Borrowers pursuant to (a) that certain Loan and Security Agreement dated as of September 5, 2003, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 5, 2004, that certain Second Amendment to Loan and Security Agreement dated as of December 21, 2004, that certain Third Amendment to Loan and Security Agreement dated as of January 31, 2005, that certain Fourth Amendment to Loan and Security Agreement dated as of April 4, 2005, that certain Fifth Amendment to Loan and Security Agreement dated as of  June 30, 2005, and that certain Sixth Amendment to Loan and Security Agreement dated as of August 4, 2005, each by and among Lender and Borrowers (as further amended or restated from time to time, the “Loan Agreement”), and (b) the other documents, agreements and instruments referenced in the Loan Agreement or executed and delivered pursuant thereto;

WHEREAS, Borrowers have requested that Lender, (i) extend the Revolving Loan Termination Date to January 31, 2007, (ii) temporarily increase the maximum principal amount of the Revolving Loans from $9,500,000 to $10,000,000, (iii) temporarily increase the amount of the Overadvance, (iv) increase the principal amount of Term Loan A by an additional $1,250,000, and (v) provide a new capital expenditure line of credit in a maximum aggregate principal amount not to exceed $150,000.00 (collectively the “Additional Financial Accommodations”); and

WHEREAS, Lender is willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this Seventh Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrowers hereby agree as set forth in this Seventh Amendment.

I.                                         Definitions.

A.                                   Use of Defined Terms.  Except as expressly set forth in this Seventh Amendment, all terms which have an initial capital letter where not required by the rules of grammar are used herein as defined in the Loan Agreement.

B.                                     Amended Definitions.  Effective as of the date of this Seventh Amendment, Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of “Maximum Revolving Loan”, “Overadvance”, “Revolving Loan Termination Date”, “Revolving Note”, “Tangible Net Worth Benchmark”, “Term Note A” and “Term Note B”, and substituting therefor the following, respectively:

“Maximum Revolving Loan”: shall mean (1) from August 30, 2005, through November 14, 2005, an amount equal to Ten Million and no/100 Dollars ($10,000,000.00), and (2) from November 15, 2005, and at all times thereafter, an amount equal to Nine Million Five Hundred Thousand and no/100 Dollars ($9,500,000.00).

“Overadvance”: shall mean an amount equal to (1) One Million Seven Hundred Fifty Thousand and no/100 Dollars ($1,750,000.00) from August 30, 2005, through August 31, 2005; (2) One Million Two Hundred Fifty Thousand and no/100 Dollars ($1,250,000.00) from September 1, 2005, through September 30, 2005; (3) One Million and no/100 Dollars ($1,000,000.00) from October 1, 2005, through October 31, 2005; (4) Seven Hundred Fifty Thousand and no/100 Dollars ($750,000.00) from November 1, 2005, through November 30, 2005; (5) Five Hundred Thousand and no/100 Dollars ($500,000.00) from December 1, 2005, through December 31, 2005; (6) Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) from January 1, 2006, through January 30, 2006; and (7) zero Dollars ($0) from January 31, 2006, and at all times thereafter.

“Revolving Loan Termination Date”: shall mean January 31, 2007.

“Revolving Note”: shall mean that certain Revolving Note dated as of August 30, 2005, executed and delivered by Borrowers to Lender in a maximum aggregate principal amount not to exceed $10,000,000.00, as amended, renewed, restated or replaced from time to time.

“Tangible Net Worth Benchmark”: shall mean: (i) negative Three Million and no/100 Dollars (-$3,000,000.00) as of September 30, 2005, and (ii) negative Two Million and no/100 Dollars (-$2,000,000.00) as of December 31, 2005, through September 30, 2006.  Thereafter, beginning December 31, 2006, Tangible Net Worth Benchmark shall increase (but not decrease) on December 31 of each year by an amount equal to 50% of Borrowers’ consolidated net income for such fiscal year then ended and shall remain at such amount through September 30 of the immediately following fiscal year.

“Term Note A”: shall mean that certain Term Note A dated as of August 30, 2005,

executed and delivered by Borrowers to Lender in the principal amount of $6,508,000.00, as amended, renewed, restated or replaced from time to time.

“Term Note B”: shall mean that certain Term Note B dated as of August 30, 2005, executed and delivered by Borrowers to Lender in a maximum aggregate principal amount not to exceed $150,000.00, as amended, renewed, restated or replaced from time to time.

II.                                     Amendments to Loan Agreement.  Effective as of the date of this Seventh Amendment, the Loan Agreement is hereby amended as follows:

A.                                   Term Loan A.  Section 2.1(B) of the Loan Agreement is hereby amended by deleting Section 2.1(B) of the Loan Agreement in its entirety and substituting therefor the following:

“(B)                          On or around September 5, 2003, Lender provided a term loan to Borrowers in the original principal amount of $6,500,000.00.  The current outstanding principal amount of such term loan is $5,258,000.00 (“Existing Term Loan A”).   Provided that an Unmatured Event of Default or Event of Default does not exist and all of the conditions precedent in Section 10 of this Loan Agreement have been satisfied, Lender shall increase the principal amount of Existing Term Loan A by an additional $1,250,000.00 (Existing Term Loan A, together with such increase is hereinafter “Term Loan A”).  Term Loan A shall be evidenced by and repaid in accordance with Term Note A.”

B.                                     Term Loan B.  Section 2.1(C) of the Loan Agreement is hereby amended by deleting Section 2.1(C) of the Loan Agreement in its entirety and substituting therefor the following:

“(C)                          Term Loan B.

(1)                                  Provided that an Unmatured Event of Default or Event of Default does not then exist and all of the conditions precedent in Section 10 of this Loan Agreement have been satisfied, from August 30, 2005, through August 30, 2006, Lender shall provide a multi-draw line of credit to Borrower in a maximum aggregate principal amount not to exceed One Hundred Fifty Thousand and no/100 Dollars ($150,000.00) (“Term Loan B”).  Term Loan B shall be evidenced by Term Note B.  Term Loan B shall be advanced to Borrower in not more than two (2) draws.  Term Loan B will be used by Borrower to finance up to eighty percent (80%) of the total invoice cost of new Equipment, less any “Soft Costs” (hereinafter defined) included therein.  “Soft Costs” shall mean costs associated with surveys, drawings, software, shipping, freight, insurance, installation and other incidental costs of such new Equipment.  Prior to each advance under Term Loan B, Borrower shall provide Lender with evidence of the purchase price of such Equipment in form and substance reasonable satisfactory to Lender.

(2)                                  Interest on Term Loan B shall be paid by Borrowers to Lender on the last Business Day of each month after the initial Term Loan B draw until Term Loan B is indefeasibly paid in full.  The principal portion of Term Loan B shall be repaid by Borrowers to Lender in forty-six (46) consecutive monthly principal installments each in the amount of 1/60th of the total Term Loan B advances, beginning on the last Business Day of August, 2006, and continuing on the last Business Day of each month thereafter through and including May 31, 2010.   Borrowers shall make a final payment of all outstanding Liabilities evidenced by Term Note B on June 30, 2010.”

C.                                     Interest Rates.  Sections 2.2(A) and (B) of the Loan Agreement are hereby amended by deleting Sections 2.2(A) and (B) of the Loan Agreement in their entirety and substituting therefor the following, respectively:

“(A) Revolving Loan.  Borrowers hereby jointly and severally promise to pay interest on the unpaid principal amount of the Revolving Loan as provided in Section 3.1 below at the floating per annum rate of interest equal to the Prime Rate plus one-half of one percent (.5%) until the date such Loan is paid in full; provided, however, if as of January 31, 2006, no Event of Default then exists, including, without limitation, no Event of Default under (1) Section 9.4 of the Loan Agreement (Financial Covenants) for the period ending December 31, 2005, and (2) Section 3.1(B) of the Loan Agreement (Revolving Loan Mandatory Prepayments) as of January 31, 2006, then effective as of February 1, 2006, the Revolving Loan shall bear interest at the Prime Rate.  Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the unpaid principal amount of the Revolving Loan shall, at Lender’s option bear interest at the Default Rate.

(B)                                Term Loan A and B.  Borrowers hereby jointly and severally promise to pay interest on the unpaid principal amount of Term Loan A and Term Loan B as provided in Section 3.1 below at the floating per annum rate of interest equal to the Prime Rate plus one-half of one percent (.5%) until the date such Loans are paid in full.  Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the unpaid principal amount of Term Loan A and Term Loan B shall, at Lender’s option, bear interest at the Default Rate.”

D.                                    Elimination of LIBOR Provisions.  Schedule 2.3 is hereby deleted.  Section 2.3 of the Loan Agreement is hereby amended by deleting Section 2.3 in its entirety and substituting therefor the following:

“2.3                           Reserved.”

E.                                      Payments.  Section 3.1(A) of the Loan Agreement is hereby amended by deleting Section 3.1(A) of the Loan Agreement in its entirety and substituting therefor the following:

“(A)                        Scheduled Payments.  Except as otherwise provided in this Loan Agreement or the Other Agreements, that portion of the Liabilities consisting of: (1) the principal portion of the Revolving Loan shall be payable in full by Borrowers to Lender on or before the Revolving Loan Termination Date; (2) interest on the Revolving Loan shall be payable by Borrowers to Lender in arrears on the last Business Day of each month, as debited by Lender; (3) principal on Term Loan A and Term Loan B shall be payable by Borrowers to Lender as set forth in Section 2 above and in Term Note A and Term Note B; (4) interest on Term Loan A and Term Loan B shall be payable by Borrowers to Lender in arrears on the last Business Day of each month as debited by Lender; (5) all costs, fees and expenses payable pursuant to this Loan Agreement and the Other Agreements shall be payable by Borrowers to Lender, or to such other Persons designated by Lender, on demand; and (6) the balance of the Liabilities, if any, shall be payable by Borrowers to Lender on demand.  All such payments to Lender shall be payable at Lender’s principal office in Chicago, Illinois, or at such other place or places as Lender may designate in writing to Borrowers.  All such payments to Persons other than Lender shall be payable at such place or places as Lender may designate in writing to Borrowers.  All such payments made to Lender shall be paid by Borrowers without offset or other reduction.”

F.                                      Inspections and Verifications.  Section 4.3 of the Loan Agreement is hereby amended by deleting Section 4.3 of the Loan Agreement in its entirety and substituting therefor the following:

“4.3                           Inspections and Verifications.  Borrowers shall permit Lender, or any Persons designated by Lender, to call at each Borrower’s places of business at any reasonable times, upon not less than one (1) Business Day’s prior written or oral notice, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from each Borrower’s books, records, journals, orders, receipts and any correspondence and other data relating to each Borrower’s business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning each Borrower’s business as Lender may consider reasonable under the circumstances.  Lender, at its discretion, will perform field audits twice per calendar year, or more frequently as determined by Lender.  Borrowers shall furnish to Lender such information relevant to Lender’s rights under this Loan Agreement as Lender shall at any time and from time to time request.  Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in Lender’s name, to verify the validity, amount or any other matter relating to any of each Borrower’s Accounts, by mail, telephone, telegraph or otherwise; provided, however, if no Unmatured Event of Default or Event of Default then exists, such verifications shall not occur more frequently than twice during any 12 month period.  Each Borrower authorizes Lender to discuss the affairs, finances and business of Borrowers with any officers, employees or directors of any Borrower or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of Borrowers with Borrowers’ independent public accountants.  Any such discussions shall be without liability to Lender or to Borrowers’ independent public accountants.  Borrowers shall pay to Lender all fees and all costs and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the Default Rate.”

G.                                     Financial Covenants.  Section 9.4 of the Loan Agreement is hereby amended by deleting Section 9.4 of the Loan Agreement in its entirety and substituting therefor the following, respectively:

“9.4                           Financial Covenants.  During the term of this Loan Agreement, and thereafter for so long as there are any outstanding Liabilities owed to Lender, Borrowers covenant that they shall:

(A)                              Tangible Net Worth.  Maintain a minimum Tangible Net Worth of not less than the Tangible Net Worth Benchmark tested as of the last day of each calendar quarter.

(B)                                Cash Flow Coverage Ratio.  Not permit Borrowers’ Cash Flow Coverage Ratio, calculated on a trailing twelve (12) month basis, to be less than: (i) 1.00 to 1.00 as of December 31, 2005, (ii) 1.10 to 1.00 as of March 31, 2006, or as of the last day of any calendar quarter thereafter.  The Cash Flow Coverage Ratio will not be tested as of June 30, 2005 or September 30, 2005.

(C)                                Minimum EBITDA.  Borrowers shall maintain EBITDA of not less than: (i) Eight Hundred Twenty-Five Thousand and no/100 Dollars ($825,000.00) for the nine (9) month period ending September 30, 2005, and (ii) Two Million Four Hundred Thousand and no/100 Dollars ($2,400,000.00) as of December 31, 2005 and as of the last day of each calendar quarter thereafter, calculated on a trailing twelve (12) month basis.”

H.                                    Financial Reporting.  Section 9.5(F) of the Loan Agreement is hereby amended by deleting Section 9.5(F) of the Loan Agreement in its entirety and substituting therefor the following:

“(F)                           (1) As soon as available, but in no event later than seven (7) days after the last Business Day of each week, a Borrowing Base Certificate dated as of the last Business Day of the such week, and (2) on the first Business Day of each week, a cash flow forecast for such week.”

III.                                 Conditions Precedent. Lender’s obligation to provide the Additional Financial Accommodations to Borrowers is subject to the full and timely performance of the following covenants prior to or contemporaneously with the execution of this Seventh Amendment:

A.                                   Borrowers executing and delivering, or causing to be executed and delivered to Lender, the following documents, each of which shall be in form and substance acceptable to Lender:

(i)                                     An original Revolving Note of even date herewith executed by the Borrowers to Lender;

(ii)                                  An original Term Note A of even date herewith executed by the Borrowers to Lender;

(iii)                               An original Term Note B of even date herewith executed by the Borrowers to Lender;

(iv)                              An original Company General Certificate of even date herewith executed by the Secretary of each Borrower to Lender;

(v)                                 An original First Amendment to Mortgage Documents of even date herewith by and between Vita Foods and Lender; and

(vi)                            such other agreements, documents and instruments as Lender may reasonably request;

B.                                     No Unmatured Event of Default or Event of Default exists under the Loan Agreement, as amended by this Seventh Amendment, or the Other Agreements;

C.                                     No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Lender prior to the date of hereof shall be pending or known to be threatened against Borrowers and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Lender is likely to materially or adversely affect the financial position or business of any Borrower or the capability of any Borrower to pay its obligations and liabilities to Lender; and

D.                                    There shall have been no material or adverse change in the business, financial condition or results of operations since the date of each Borrower’s most recently delivered financial statements to Lender.

IV.                                 Conflict.  If, and to the extent, the terms and provisions of this Seventh Amendment contradict or conflict with the terms and provisions of the Loan Agreement, the terms and provisions of this Seventh Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Seventh Amendment do not contradict or conflict with the terms and provisions of the Loan Agreement, the Loan Agreement, as amended by this Seventh Amendment, shall remain in and have its intended full force and effect, and Lender and Borrowers hereby affirm, confirm and ratify the same.

V.                                     Severability.  Wherever possible, each provision of this Seventh Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Seventh Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Seventh Amendment, the balance of which shall remain in and have its intended full force and effect.  Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

VI.                                 Reaffirmation.  Borrowers hereby reaffirm and remake all of the representations, warranties, covenants, duties, obligations and liabilities contained in the Loan Agreement, as amended hereby.

VII.                             Fees, Costs and Expenses.

(A)                              Contemporaneously herewith, Borrowers shall pay to Lender a fully-earned, non-refundable amendment fee in the amount of $10,000.00.

(B)                                Borrowers agree to pay, upon demand, all fees, costs and expenses of Lender, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Seventh Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

VIII.                         Choice of Law.  This Seventh Amendment has been delivered and accepted in Chicago, Illinois, and shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

IX.                                Counterpart.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

X.                                    Waiver of Jury Trial.  BORROWERS AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY.

[signature page follows]

IN WITNESS WHEREOF, Lender and Borrowers have caused this Seventh Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

LASALLE BANK NATIONAL ASSOCIATION,	VITA FOOD PRODUCTS, INC.,
a national banking association	a Nevada corporation

By:	By:	/s/ Stephen Rubin
Name:	Name:	Stephen Rubin
Title:	Title:	President

VIRGINIA HONEY COMPANY, INC.,
a Virginia corporation

	By:	/s/ Clifford Bolen
	Name:	Clifford Bolen
	Title:	Assistant Secretary

THE HALIFAX GROUP, INC.,
a Georgia corporation

	By:	/s/ Clifford Bolen
	Name:	Clifford Bolen
	Title:	Treasurer & Secretary

VITA SPECIALTY FOODS, INC.,
a Delaware corporation

	By:	/s/ Clifford Bolen
	Name:	Clifford Bolen
	Title:	Assistant Secretary